UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2009

Smithtown Bancorp, Inc.
(Exact name of registrant as specified in its charter)

New York	000-13314	11-2695037
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Motor Parkway, Suite 160, Hauppauge, New York 11788
(Address of principal executive offices)

Registrant’s telephone number, including area code
631-360-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry Into a Material Definitive Agreement

On May 14, 2009, Smithtown Bancorp, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Sandler O’Neill & Partners, L.P. pursuant to which the Company agreed to issue and sell 2,800,000 of the Company’s common shares, par value $0.01 per share, at a public offering price of $10.00 per share in an underwritten public offering (the “Offering”). As part of the Offering, the Company has granted the underwriters a 30-day option to purchase up to an additional 200,000 of the Company’s common shares to cover over-allotments. Proceeds from the Offering, after underwriting discounts and commissions and before giving effect to the over-allotment option, if exercised, will be $26.74 million.

In connection with the Offering, the Company and certain of its officers and directors have agreed to enter into 90-day “lock-up” agreements in substantially the form included in the Underwriting Agreement and subject to customary exceptions.

The Offering is only being made under a prospectus supplement and the accompanying prospectus filed with the Securities and Exchange Commission pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-153897).   The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01            Financial Statements and Exhibits

(d)   Exhibits

Exhibit	Description

1.1	Underwriting Agreement dated May 14, 2009, between Smithtown Bancorp, Inc. and Sandler O’Neill & Partners, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SMITHTOWN BANCORP, INC.

Dated: May 18, 2009	By:	Bradley E. Rock
Bradley E. Rock, Chairman, President and
Chief Executive Officer